UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 10, 2015, Entercom Communications Corp. (the “Parent” or “Company”) and Entercom Radio, LLC, a wholly owned subsidiary of Parent (“Entercom Radio” and together with Parent, “Entercom”) entered into an Amended and Restated Stock Purchase Agreement (the “Amended and Restated Stock Purchase Agreement”) with The Lincoln National Life Insurance Company (“Lincoln”) pursuant to which Lincoln agreed to sell and Entercom agreed to purchase the outstanding shares of capital stock of Lincoln Financial Media Company for a purchase price consisting of (a) $77,500,000 in cash (as adjusted for the purchase of net working capital), and (b) $27,500,000 of new Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) issued by the Parent (the “Lincoln Acquisition”).

On July 16, 2015, Entercom completed the Lincoln Acquisition and issued eleven (11) shares of Series A Preferred Stock to Lincoln. Each share of Preferred Stock has a Conversion Price of $14.35 (subject to adjustment) and a Liquidation Preference of $2,500,000. The terms of the Series A Preferred Stock are more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2014 and the full terms of the Series A Preferred Stock are included in the Statement with Respect to Shares (the “Statement”), which is incorporated by reference and attached hereto as Exhibit 3.1. The description of the material terms of the Series A Preferred Stock is qualified in its entirety by reference to Exhibit 3.1.

In addition, pursuant to the Amended and Restated Stock Purchase Agreement, the Company entered into a registration rights agreement granting Lincoln certain registration rights in connection with the Series A Preferred Stock (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Series A Preferred Stock pursuant to the Amended and Restated Stock Purchase Agreement in reliance on the exemption from registration provided for under section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder. The Company relied on the exemption from registration provided for under Section 4(a)(2) of the Securities Act based in part on the representations made by Lincoln, including the representations with respect to Lincoln’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Lincoln’s investment intent with respect to the Series A Preferred Stock.

The Series A Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), is subject to restrictions on transfers to non-affiliates and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The description of the Series A Preferred Stock herein does not constitute an offer to sell or the solicitation of an offer to buy the Series A Preferred Stock, nor shall there be any sale of the Series A Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the Series A Preferred Stock under the securities laws of any such state or jurisdiction.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 16, 2015, the Company filed the Statement with the Secretary of State of the Commonwealth of Pennsylvania to establish the preferences, limitations and relative rights of its Series A Preferred Stock. The Statement became effective upon filing and a copy is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

The full terms of the Series A Preferred Stock are included in the Statement, which is incorporated by reference and attached hereto as Exhibit 3.1.

Item 9.01.	Exhibits.

(d)	Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibit and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Senior Vice President / General Counsel

Dated: July 17, 2015

EXHIBIT INDEX

Exhibit No.	Title

3.1	Statement with Respect to Shares, filed with the Pennsylvania Department of State on July 16, 2015.

4.1	Registration Rights Agreement, dated July 16, 2015, by and between Entercom Communications Corp. and The Lincoln National Life Insurance Company.